SUNCOKE ENERGY, INC. REPORTS FIRST QUARTER 2025 RESULTS

•First quarter 2025 net income was $19.4 million, compared to $21.1 million in the prior year period; first quarter 2025 net income attributable to SXC was $17.3 million, or $0.20 per diluted share, compared to $20.0 million, or $0.23 per diluted share in the prior year period

•Consolidated Adjusted EBITDA(1) for the quarter was $59.8 million, compared to $67.9 million in the prior year period

•Extended Granite City cokemaking contract with U.S. Steel through September 30, 2025

•Reaffirming full-year 2025 Consolidated Adjusted EBITDA(1) guidance range of $210 million - $225 million

LISLE, Ill. (April 30, 2025) - SunCoke Energy, Inc. (NYSE: SXC) today reported results for first quarter 2025, reflecting solid performance despite challenging market conditions.

"We are pleased with our performance in the first quarter given the headwinds currently facing the steel industry," said Katherine Gates, President and CEO of SunCoke Energy, Inc. "Our logistics business continued to perform well and delivered strong quarterly results. As previously discussed, our domestic coke results were adversely impacted by the Granite City contract extension economics, as well as lower spot blast coke sales volumes." Gates continued, "We have extended our cokemaking contract at Granite City with U.S. Steel through the end of September 2025, with the option to extend for an additional three months. As we continue to navigate through this uncertain environment, we are reaffirming our full-year 2025 Consolidated Adjusted EBITDA guidance range of $210 million - $225 million."

(1)See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.

FIRST QUARTER CONSOLIDATED RESULTS

	Three Months Ended March 31,
(Dollars in millions)	2025	2024	Increase (decrease)
Revenues	$436.0	$488.4	$(52.4)
Net income attributable to SXC	$17.3	$20.0	$(2.7)
Adjusted EBITDA(1)	$59.8	$67.9	$(8.1)
(1)See definition of Adjusted EBITDA and reconciliation to United States generally accepted accounting principles (“GAAP”) elsewhere in this release.

Revenues in the first quarter of 2025 decreased $52.4 million as compared to the same prior year period, primarily driven by lower spot coke sales volumes due to timing and challenging market conditions, the pass-through of lower coal prices on our long-term, take-or-pay contracts, and lower volumes and pricing due to the contract extension economics at Granite City in the Domestic Coke segment.

Net income attributable to SXC decreased $2.7 million from the same prior year period, primarily driven by lower spot coke sales volumes and lower contract extension economics at Granite City in the Domestic Coke segment, partially offset by lower depreciation and amortization expense, lower legacy black lung and employee related costs, and lower income tax expense.

Adjusted EBITDA decreased $8.1 million as compared to the same prior year period, primarily driven by lower contract extension economics at Granite City and lower spot coke sales volumes due to timing and challenging market conditions in the Domestic Coke segment, partially offset by lower legacy black lung expenses and employee related costs, and higher transloading volumes at CMT in the Logistics segment.

FIRST QUARTER SEGMENT RESULTS

Domestic Coke
Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2025	2024	Increase (decrease)
Revenues	$405.8	$459.5	$(53.7)
Adjusted EBITDA(1)	$49.9	$61.4	$(11.5)
Sales volumes (thousands of tons)	898	996	(98)
Adjusted EBITDA per ton(2)	$55.57	$61.65	$(6.08)
(1)See definition of Adjusted EBITDA elsewhere in this release.
(2)Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues in the first quarter of 2025 decreased $53.7 million as compared to the same prior year period, primarily driven by lower spot blast coke sales volumes due to timing and challenging market conditions, the pass-through of lower coal costs on our long-term, take-or-pay contracts, and lower volumes and pricing at Granite City due to contract extension economics.
Adjusted EBITDA in the first quarter of 2025 decreased $11.5 million as compared to the same prior year period, primarily driven by lower pricing and volumes at Granite City due to contract extension economics and lower spot blast coke sales volumes due to timing and challenging market conditions.

Logistics
Logistics consists of the handling and mixing services of coal and other aggregates at our Convent Marine Terminal ("CMT"), Lake Terminal, and Kanawha River Terminals (“KRT”).

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2025	2024	Increase (decrease)
Revenues	$22.4	$20.6	$1.8
Intersegment sales	$5.6	$5.9	$(0.3)
Adjusted EBITDA(1)	$13.7	$13.0	$0.7
Tons handled (thousands of tons)(2)	5,724	5,453	271
(1)See definition of Adjusted EBITDA elsewhere in this release.
(2)Reflects inbound tons handled during the period.

Revenues in the first quarter of 2025 increased $1.8 million as compared to the same prior year period, primarily driven by higher transloading volumes at CMT, partially offset by the absence of an index price adjustment benefit at CMT.

Adjusted EBITDA increased by $0.7 million as compared to the same prior year period, primarily driven by higher transloading volumes at CMT, partially offset by the absence of an index price adjustment benefit at CMT.

Brazil Coke
Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal.
Revenues were $7.8 million and Adjusted EBITDA was $2.3 million during the first quarter of 2025, which was reasonably consistent with $8.3 million and $2.4 million, respectively, in the prior year period.

Corporate and Other
Corporate and Other, which includes activity from our legacy coal mining business, was an expense of $6.1 million during the first quarter of 2025, compared to expense of $8.9 million during the first quarter of 2024, primarily due to lower legacy black lung expenses resulting from the DOL exemption, and lower employee related costs.

2025 OUTLOOK
Our 2025 guidance is as follows:
•Domestic Coke total production is expected to be approximately 4.0 million tons
•Consolidated Net Income is expected to be between $52 million and $69 million
•Consolidated Adjusted EBITDA is expected to be between $210 million and $225 million
•Capital expenditures are projected to be approximately $65 million
•Operating cash flow is estimated to be between $165 million and $180 million
•Cash taxes are projected to be between $17 million and $21 million

Disclaimer: The Company's 2025 outlook and guidance are based on the Company's current estimates and assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these estimates and assumptions, the Company's expectations may change. There can be no assurances that SunCoke will achieve the results expressed by this outlook and guidance.

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 11:00 am ET (10:00 a.m. CT) today. The conference call will be webcast live at https://event.choruscall.com/mediaframe/webcast.html?webcastid=teq5Djti and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by dialing 1-833-821-7847 in the U.S. or 1-412-652-1261 if outside the U.S., and asking to be joined into the SunCoke Energy, Inc call.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts, sustainability reports, and SunCoke's website at https://www.suncoke.com/en/investors/overview. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke's press releases, Securities and Exchange Commission filings, sustainability reports, and public conference calls and webcasts.

NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP measures, this press release contains certain non-GAAP financial measures. These non-GAAP financial measures should not be considered as alternatives to the measures derived in accordance with U.S. GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under U.S. GAAP. Additionally, other companies may calculate non-GAAP metrics differently than we do, thereby limiting their usefulness as a comparative measure. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures, including revenues and net income. Reconciliations to the most comparable GAAP financial measures are included following the presentation of financial and operating results included at the end of this press release.

DEFINITIONS

•Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, restructuring costs, gains or losses on extinguishment of debt, and/or transaction costs ("Adjusted EBITDA"). EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under U.S. GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on U.S. GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with U.S. GAAP, and they should not be considered a substitute for net income, or any other measure of financial performance presented in accordance with U.S. GAAP.

•Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•Domestic logistics terminals represents Lake Terminal and Kanawha River Terminals.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements often may be identified by the use of such words as "believe," "expect," "plan," "project," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should," or the negative of these terms, or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Any statements made in this press release or during the related conference call that are not statements of historical fact, including statements about our full-year 2025 outlook and guidance, our 2025 key initiatives, future dividends and the timing of such dividend payments, anticipated amount of 2025 coke sales, challenging market conditions, the expected timing, completion, and budget of the KRT barge expansion project, the extension of our Granite City cokemaking agreement for an additional three months, and future sales commitments, are forward-looking statements and should be evaluated as such. Forward-looking statements represent only our present beliefs regarding future events, many of which are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause our actual results and financial condition to differ materially from the anticipated results and financial condition indicated in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the most recently completed fiscal year, as well as those described from time to time in our other reports and filings with the Securities and Exchange Commission (SEC).

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the SEC cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this press release and related conference call, see SunCoke's SEC filings, copies of which are available free of charge on SunCoke's website at www.suncoke.com or on the SEC's website at www.sec.gov. All forward-looking statements included in this press release and related conference call are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this press release and related conference call also could have material adverse effects on forward-looking statements.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events, or otherwise, after the date of this press release except as required by applicable law.

SunCoke Energy, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
	2025	2024

	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$436.0	$488.4
Costs and operating expenses
Cost of products sold and operating expenses	362.3	402.2
Selling, general and administrative expenses	14.7	18.4
Depreciation and amortization expense	28.8	33.3
Total costs and operating expenses	405.8	453.9
Operating income	30.2	34.5
Interest expense, net	5.2	6.3
Income before income tax expense	25.0	28.2
Income tax expense	5.6	7.1
Net income	19.4	21.1
Less: Net income attributable to noncontrolling interests	2.1	1.1
Net income attributable to SunCoke Energy, Inc.	$17.3	$20.0
Earnings attributable to SunCoke Energy, Inc. per common share:
Basic	$0.20	$0.24
Diluted	$0.20	$0.23
Weighted average number of common shares outstanding:
Basic	85.5	85.0
Diluted	85.6	85.3

SunCoke Energy, Inc.
Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
	(Unaudited)
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$193.7	$189.6
Receivables, net	80.7	96.6
Inventories	209.7	180.8
Other current assets	11.7	7.6
Total current assets	495.8	474.6
Properties, plants and equipment (net of accumulated depreciation of $1,526.0 million and $1,497.6 million at March 31, 2025 and December 31, 2024, respectively)	1,122.6	1,143.6
Intangible assets, net	28.9	29.2
Deferred charges and other assets	21.1	20.8
Total assets	$1,668.4	$1,668.2
Liabilities and Equity
Accounts payable	$152.7	$153.2
Accrued liabilities	35.6	51.6
Interest payable	6.1	—
Income tax payable	11.9	1.0
Total current liabilities	206.3	205.8
Long-term debt	492.9	492.3
Accrual for black lung benefits	12.7	12.7
Retirement benefit liabilities	7.2	7.6
Deferred income taxes	194.6	196.8
Asset retirement obligations	17.5	17.2
Other deferred credits and liabilities	22.7	24.8
Total liabilities	953.9	957.2
Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 100,055,579 and 99,756,420 shares at March 31, 2025 and December 31, 2024, respectively	1.0	1.0
Treasury stock, 15,404,482 shares at both March 31, 2025 and December 31, 2024	(184.0)	(184.0)
Additional paid-in capital	730.2	732.8
Accumulated other comprehensive loss	(7.5)	(7.7)
Retained earnings	144.9	138.1
Total SunCoke Energy, Inc. stockholders’ equity	684.6	680.2
Noncontrolling interest	29.9	30.8
Total equity	714.5	711.0
Total liabilities and equity	$1,668.4	$1,668.2

SunCoke Energy, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2025	2024

	(Dollars in millions)
Cash Flows from Operating Activities
Net income	$19.4	$21.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	28.8	33.3
Deferred income tax (benefit) expense	(2.2)	0.4
Share-based compensation expense	0.4	1.3
Changes in working capital pertaining to operating activities:
Receivables, net	15.9	(23.0)
Inventories	(28.9)	(5.6)
Accounts payable	(3.3)	(8.1)
Accrued liabilities	(11.8)	(12.0)
Interest payable	6.1	6.1
Income taxes	10.9	5.9
Other operating activities	(9.5)	(9.4)
Net cash provided by operating activities	25.8	10.0
Cash Flows from Investing Activities
Capital expenditures	(4.9)	(15.5)
Other investing activities	0.3	0.4
Net cash used in investing activities	(4.6)	(15.1)
Cash Flows from Financing Activities
Proceeds from revolving facility	—	11.0
Repayment of revolving facility	—	(11.0)
Dividends paid	(10.9)	(9.0)
Cash distribution to noncontrolling interests	(3.0)	(2.2)
Other financing activities	(3.2)	(3.7)
Net cash used in financing activities	(17.1)	(14.9)
Net increase (decrease) in cash and cash equivalents	4.1	(20.0)
Cash and cash equivalents at beginning of period	189.6	140.1
Cash and cash equivalents at end of period	$193.7	$120.1
Supplemental Disclosure of Cash Flow Information
Interest paid	$—	$—
Income taxes paid, net of refunds of $3.8 million and zero, respectively	$(3.2)	$0.7

SunCoke Energy, Inc.
Segment Financial and Operating Data

The following tables set forth financial and operating data for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024

	(Dollars in millions, except per ton amounts)
Sales and Other Operating Revenues:
Domestic Coke	$405.8	$459.5
Brazil Coke	7.8	8.3
Logistics	22.4	20.6
Logistics intersegment sales	5.6	5.9
Elimination of intersegment sales	(5.6)	(5.9)
Total sales and other operating revenues	$436.0	$488.4
Adjusted EBITDA:
Domestic Coke	$49.9	$61.4
Brazil Coke	2.3	2.4
Logistics	13.7	13.0
Corporate and Other, net(1)	(6.1)	(8.9)
Total Adjusted EBITDA(2)	$59.8	$67.9
Coke Operating Data:
Domestic Coke capacity utilization(3)	91%	100%
Domestic Coke production volumes (thousands of tons)	905	1,000
Domestic Coke sales volumes (thousands of tons)	898	996
Domestic Coke Adjusted EBITDA per ton(4)	$55.57	$61.65
Brazilian Coke production—operated facility (thousands of tons)	380	371
Logistics Operating Data:
Tons handled (thousands of tons)	5,724	5,453
(1)Corporate and Other, net is not a reportable segment.
(2)See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(3)The production of foundry coke tons does not replace blast furnace coke tons on a ton for ton basis, as foundry coke requires longer coking time. The Domestic Coke capacity utilization is calculated assuming a single ton of foundry coke replaces approximately two tons of blast furnace coke.
(4)Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Net Income to Consolidated Adjusted EBITDA

	Three Months Ended March 31,
	2025	2024
	(Dollars in millions)
Net income	$19.4	$21.1
Add:
Depreciation and amortization expense	28.8	33.3
Interest expense, net	5.2	6.3
Income tax expense	5.6	7.1
Transaction costs(1)	0.8	0.1
Adjusted EBITDA	$59.8	$67.9
(1)Reflects costs incurred related to potential mergers and acquisitions and the granulated pig iron project with U.S. Steel.

SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Estimated 2025 Net Income
to Estimated 2025 Consolidated Adjusted EBITDA

	2025
	Low	High
	(Dollars in millions)
Net income	$52	$69
Add:
Depreciation and amortization expense	121	117
Interest expense, net	26	24
Income tax expense	11	15
Adjusted EBITDA	$210	$225

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